EXHIBIT 99.1
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                            WESTERN TRANSITIONS, INC.

                       2140 WEST CHARLESTON BLVD., SUITE B
                            LAS VEGAS, NEVADA, 89102


November 10, 2005

Board of Directors
Gotaplay Interactive, Inc.
3226 Rosedale Street, Suite 200
Gig Harbor, WA  98335
Attn: John P. Gorst, Chairman and CEO

Re: Plan of Share Exchange Between Western Transitions, Inc. and Gotaplay Interactive, Inc.

Dear Mr. Gorst:

This  letter is  intended  to  express  the  general  terms of the Plan of Share
Exchange to be formalized between Western Transitions, Inc., a publicly held Nevada corporation ("WTI") and Gotaplay Interactive, Inc., a privately held
Nevada corporation ("GII"). The objective of our discussions has been the execution and consummation, as soon as feasible, of a formal agreement between WTI and GII and the GII shareholders (the "Exchange Agreement") which, among other things, would provide for the various matters set forth below.

     1. Plan of Share Exchange and Reorganization of the Companies. The board of directors of WTI and GII have completed an initial evaluation of the business plan, financial statements and other relevant corporate documents of the other, and have concluded that a share exchange transaction, whereby WTI would issue shares of its common stock equal to ownership of not less than 55% of its outstanding shares in exchange for 100% of the then outstanding shares of GII would be in the best interest of both companies. It is the intent of the parties hereto that the proposed share exchange of GII with WDI be effected as a tax-free transaction pursuant to Section 368 of the Internal Revenue Code.

     2. Terms of Reorganization.

     (a) WTI Capitalization. WTI's total authorized capital consists of 100,000,000 shares of Common Stock, par value $0.001 per share. As of the date hereof there are 13,272,127 Common Shares of WTI issued and outstanding. No options or warrants have been issued or are outstanding.

     (b) Prior to Closing, WTI may, at its discretion, issue up to 450,000 Units at a purchase price of $1.00 per Unit, each Unit consisting of one common share and one half (1/2) common stock purchase warrant, each warrant exercisable to purchase one (1) share of WTI's common stock for a period of one year at an exercise price of $1.50. As a result, the number of WTI's issued and outstanding common stock at closing shall be no greater than 13,722,127 shares.

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     (c) Immediately  following the Closing, the new members of the WTI Board of
Directors appointed pursuant to Section 2(f) below will cause WTI to engage the consulting services of Capital Group Communications Inc. ("CGC"), pursuant to the terms of that certain proposed agreement, a copy of which has been provided to management of GII, which includes the obligation for WTI to issue 1,300,000 common shares of WTI in favor of CGC.

     (d) GII Capitalization. GII's total authorized capital consists of 500,000,000 Common Shares, par value $0.0001 per share, 10,000,000 shares of Class A Common Stock, par value $0.0001 per share and 10,000,000 Preferred Shares, par value $0.0001 per share. As of the date of this letter there are 17,020,000 common shares of issued and outstanding and 13,100,000 warrants. It is anticipated that the number of issued and outstanding common shares will remain the same. However, GII shall undertake all action necessary to cancel the aforementioned 13,100,000 warrants prior to Closing.

     (e) Share Exchange.

          (i) On or about December 15, 2005 (hereinafter the "Closing Date" or the "Closing"), the GII shareholders shall tender their respective shares in GII to WTI in exchange for an aggregate of 17,020,000 common shares of WTI. Each GII shareholder shall receive shares of WTI's common stock on a pro rata basis to their respective shareholdings in GII immediately prior to the Closing. In the Closing documents, GII will represent and warrant that they will take no actions to register the new WTI shares for a period of two years.

          (ii) GII also acknowledges that it has due and owing loans in the aggregate principal amount of $505,387, which is owed to three separate parties. Immediately following the Closing herein, GII shall provide to WTI all documentation necessary to convert these loans into common shares of WTI at a price of $1.00 per share.

     (f) Officers and Directors. At Closing, the current Board of Directors and officers of WTI shall resign their respective positions with WTI and appoint those persons designated by GII in their place.

     (g)  Shareholder  Action.  Prior  to the  Closing  Date,  the WTI  Board of
Directors shall call a special shareholders meeting, or otherwise obtain the consent of a majority of the holders of WTI's voting securities pursuant to the laws of the State of Nevada, for the purpose of (i) approving the transaction proposed herein; (ii) amend its Articles of Incorporation to change the name of WTI to "Gotaplay Interactive, Inc." (or such other name as proposed by GII);
(iii) providing any applicable dissenter's rights afforded to the GII shareholders pursuant to the laws of the State of Nevada, if applicable; and
(iv) such other reasonable matters as may be requested by management of GII to cause the intent of this letter to be adopted and ratified.

     3. Financial Condition of WTI. As of the Closing Date, WTI balance sheet will reflect nominal assets and no liabilities.

     4. Financial Condition of GII. GII hereby represents and warrants that the unaudited balance sheet of GII, dated September 30, 2005 will reflect total assets of approximately $298,659, total liabilities of $699,320 and shareholder equity of $400,662, except as related to subsequent information as provided by GII to WTI. GII further represents and warrants that no negative material changes to its financial statements have occurred since September 30, 2005, other than as disclosed by GII to WTI.

     5. Conditions to Closing.

     (a) Closing. The Closing of this proposed transaction shall take place on or about December 15, 2005, in Englewood, Colorado at the offices of counsel for WTI, Andrew I., Telsey, P.C., or such other location as the parties may so agree. At the discretion of the parties hereto, Closing may also occur via telephonic means.

     (b) To Be Provided by GII. (i) As soon as possible, but in no event later than 50 days following the filing of a Form 8-K with the US Securities and Exchange Commission by WTI advising of the Closing of the transaction proposed herein, in addition to those items which may be required to be delivered pursuant to the terms of the applicable Share Exchange Agreements, GII shall provide to the present Board of Directors of WTI a financial audit of its books as of the end of its last fiscal year and unaudited financial statements for those interim periods required to be provided the SEC under Regulation SB, as promulgated under the Securities Act of 1933, as amended, which shall be prepared in accordance with Generally Accepted Accounting Principles. The audited financial statements shall be provided by an independent, SEC Certified Public Accountant and such audit shall demonstrate financial statement information consistent with the financial information and representations provided or made to WTI by GII prior to Closing. Failure to provide the aforesaid item shall release WTI from any obligations herein and, in the sole discretion of WTI, the transaction proposed herein may be terminated. GII shall be responsible for payment of all reasonable costs incurred by WTI in the event this transaction fails to close due to any failure of GII to adhere to the terms included herein;

          (ii) Prior to Closing, WTI shall provide to GII a secured loan in the minimum principal sum of $250,000 secured by all of the assets of GII. In the event the transaction proposed herein is not consummated, GII agrees to repay said loan within 120 days following the date of the loan, with interest accruing at the rate of 4% per annum; and

          (iii) Upon Closing, the GII shareholders shall provide to WTI an investment letter, duly executed by each shareholder, acknowledging that each such shareholder is exchanging their respective securities of GII for their pro rata applicable number of WTI Common Shares, that such shares to be acquired by each GII shareholder are solely for their account and for investment and they have no plan, intention, contract, understanding, agreement or arrangement with any person to sell, assign, pledge, hypothecate or otherwise transfer to any person such shares, or any portion thereof.

     (c) Non-Delivery. Failure by GII to provide those items described hereinabove, or failure of said audit to confirm the financial condition of GII as previously represented herein, shall render this proposed transaction voidable at the discretion of the present Board of Directors of WTI.

     (d) Representations of WTI. WTI hereby represents that, as of the Closing Date, it shall be current in all filings required to be tendered to the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended, including but not limited to, filings on Forms 8-K, 10-K, 10-KSB, 10-Q and/or 10-QSB.

     6. Confidentiality. Upon the signing of this Letter of Intent, WTI and GII will provide to each other full access to their books and records and will furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information) obtained concerning the other's operations, assets and business.

     7. Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

     8. Jurisdiction. It is the intention of the parties that the laws of the State of Nevada govern the determination of the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     9. Notices. Any notice relevant herein shall be deemed to have been sufficiently served for all purposes if delivered personally to the party to whom the same is directed, or, if sent, by deposit with the United States mail, certified mail, return receipt requested postage prepaid, at such party's address listed hereinabove, or to such other address as shall be furnished in writing by any party to the other. Any such notice shall be deemed to have been given three (3) days after deposited in the U.S. mail.

     10. Further Action. Each party shall execute and deliver such papers, documents and instruments, and perform such acts as are necessary or appropriate to implement the terms hereof and the intent of the parties hereto.

     11. Amendments. This Agreement may only be amended by the mutual consent of all the parties hereto which Amendment shall be in writing, duly executed by the parties.

This letter is not intended as a contract or to create any enforceable rights or obligations whatsoever on the part of either party. Except as provided above, no obligations on the part of either party with respect to the matters covered hereby shall exist unless and until a written agreement, satisfactory in form and substance to both parties, has been approved by their respective boards of directors and shareholders, if necessary and executed by officers specifically authorized to do so.

If the foregoing accurately reflects your understanding of the proposed terms and conditions of our agreement please so indicate by signing below as designated.

Yours truly,

WESTERN TRANSITIONS, INC.


s/Alex Zukovs
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Alex Zukovs
President


APPROVED AND ACCEPTED THIS 10th day of November, 2005.

GOTAPLAY INTERACTIVE, INC.


s/John Gorst
--------------------------------------
Chairman and CEO